CUSIP No. 657467-10-6                                              Page 11 of 11


               Exhibit (1) Required by Item 5(c) of Schedule 13D


Transactions in the Common Stock during the 60 days prior to the date hereof. Unless otherwise noted, all transactions where effected as open market transaction:


                   Number of                           Price per
     Date           Shares          Buy/Sell           Share ($)               Owner
--------------    -----------     ------------       -------------        ---------------
    6/27/03             700           Buy                15.58             Emerald
    7/01/03             100           Buy                15.91             Emerald
    7/01/03             500           Buy                15.98             Sterlingworth
    7/02/03             100           Buy                15.91             Emerald
    7/08/03             300           Buy                15.32             Emerald
    7/09/03             300           Buy                15.50             Emerald
    7/14/03             600           Buy                15.27             Sterlingworth
    7/28/03             200           Buy                15.39             Emerald
    7/29/03             900           Buy                15.31             Emerald
    7/31/03             600           Buy                15.07             Emerald
    8/06/03             100           Buy                15.86             Emerald
    8/20/03             600           Buy                17.00             Emerald
    8/20/03           5,000           Buy                17.01             Sterlingworth
    8/21/03           1,000           Buy                15.98             Emerald
    8/21/03           3,500           Buy                16.24             Sterlingworth
    8/22/03           5,750           Buy                15.77             Sterlingworth
    8/22/03             400           Buy                16.45             Emerald
